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                                                                    Exhibit 10.1

                     SEVERANCE AGREEMENT AND GENERAL RELEASE

      This Severance Agreement and General Release (this "Agreement") is entered into by and between John A. de Armas (including all successors, assigns and heirs, "Employee") and Centennial Communications Corp., and any and all of its affiliates, subsidiaries, predecessors, successors and assigns and any of its employees, directors, officers and shareholders (collectively "Employer").

                                    RECITALS

      A. Employee resigned as an officer of Employer effective January 11, 2005 (the "Resignation Date").

      B. Employee and Employer wish to permanently resolve any and all claims and disputes, whether known or unknown, which exist or may exist on Employee's behalf, including but not limited to any claims arising out of Employee's employment with Employer and the termination of that employment.

      NOW THEREFORE, in exchange for the consideration, covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee agree as follows:

      1. As soon as practicable after the Resignation Date, Employer shall pay Employee the amounts set forth on Exhibit 1 hereto, subject to applicable tax withholdings. Employee acknowledges that Employee has been paid for any and all allowances or payments due and owing to Employee at the Resignation Date. Except as expressly provided herein, Employee acknowledges that he is not entitled to receive any vacation accrual or other payments or benefits after the Resignation Date.

      2. Effective on the Resignation Date, Employee will cease to participate in any Employer sponsored plans and benefits, including without limitation any employee stock option plan, employee stock purchase plan and 401(k) plan. All funds previously contributed to any stock purchase plan will be returned to Employee in accordance with the terms of such plan.

      3. Employee hereby irrevocably and expressly fully waives, releases, acquits and forever discharges Employer from any and all claims, charges, complaints, liabilities, allegations, demands, injuries, debts, breaches, violations, acts or omissions and causes of action, known or unknown, suspected or unsuspected, past or present, foreseen or unforeseen, in law or in equity which Employee now has, ever had or may hereafter have against Employer arising out of, directly or indirectly, or in any way relating to, Employee's employment with Employer or the termination of such employment, including any claims pursuant to any local, state,


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            federal, or other laws, statutes or regulations including without limitation, Commonwealth of Puerto Rico and Dominican Republic laws (collectively, "Claims").

      4. Employee further covenants not to, directly or indirectly, bring any such Claims against Employer. Employee represents to Employer that he is the sole owner of any and all Claims that he is relinquishing by executing this Agreement and that no other person has any interest in any such Claims. Employee acknowledges that he has had the benefit of advice of competent legal counsel with respect to the decision to enter into this Agreement.

      5. Employee represents and warrants to Employer that on or prior to the date hereof (except as set forth on Schedule 1 hereto), Employee has
            (i) returned to Employer all keys, vehicles, computers, telephones, beepers, inventory and/or any other property of Employer including any and all confidential and proprietary information that is in Employee's possession or control and will make no further use of same after the date hereof and (ii) repaid Employer all amounts owing to Employer on account of advances, other expenses or otherwise ("Owed Amounts"). Employee acknowledges and agrees that in order to recoup any Owed Amounts, Employer may set-off any Owed Amounts against any amounts to be paid by Employer to Employee hereunder. Employer hereby waives any rights it had to reimbursement by Employee of any Travel Payment (as defined in Section 5.1 of Employee's employment agreement).

      6. Employee understands, acknowledges and agrees that he is waiving any and all Claims, which include without limitation, claims of wrongful discharge, breach of contract, lost wages, emotional distress, claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, as amended, the Americans with Disabilities Act, the Federal Rehabilitation Act of 1973, Employee Retirement Income Security of 1974, as amended, the Equal Pay Act of 1963, claims of unjustified dismissal (Law 80 of May 30, 1976); benefits of any kind, damages of any kind, any claim on wages under Puerto Rico's Civil Code; all claims involving violations of the Employer's rules, policies and procedures; wage and salary claims; Act No. 96 of June 26, 1956; Act No. 223 of July 23, 1974, Act No. 289 of 1946; Act No. 180 of July 27, 1998; Act No. 84 of August 1, 1995; Act No. 379 of May 15, 1948
            and Act No. 148 of June 30, 1969; discrimination on account of sex, religion, race, age, political ideas, social condition or origin, national origin, disability or any other reason prohibited by Puerto Rico Act No. 100 of June 30, 1959, Puerto Rico Act No. 69 of 1985, Puerto Rico Act No. 17 of April 22, 1988, Puerto Rico Act No. 3 of March 13, 1942, the Constitution of the Commonwealth of Puerto Rico, and any other Civil Rights laws; Family and Medical Leave Act; Federal Rehabilitation Act of


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            1973; Puerto Rico Act No. 44 of 1985; Puerto Rico Act No. 115 of
            December 20, 1991; the Workers' Compensation Law of Puerto Rico; Puerto Rico Act No. 45 of April 18, 1935; Puerto Rico Act No. 139 of June 26, 1956 (SINOT); the Insurance Code of Puerto Rico; the Occupational Safety and Health Act (OSHA); Puerto Rico Safety and Health Act of 1975 (PROSHA); the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); the Health Insurance Portability and Accountability Act of 1996; or under any other federal, state or Commonwealth of Puerto Rico or Dominican Republic law, including Article 1802 and 1803 of the Civil Code of Puerto Rico and all statutes on libel and defamation, malicious prosecution and further including without limitation any other federal, state or local laws and regulations relating to employment and/or employment discrimination, including any Commonwealth of Puerto Rico or Dominican Republic laws.

      7. Each party hereto promises and agrees that, unless compelled by legal process, it will not disclose to any third party (including, without limitation, any present or former employee of Employer) and will keep confidential the fact or terms of this Agreement, including without limitation the amounts referred to in this Agreement. Each party hereto may disclose the terms contained herein to attorneys, accountants, immediate family members and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which such party has contacted such advisors. Employer intends to file this Agreement with the Securities and Exchange Commission, to the extent required by applicable rules and regulations.

      8. Employee acknowledges that due to the position Employee has occupied and the responsibilities Employee has had while employed by Employer, Employee has received confidential and proprietary information concerning Employer. Employee hereby promises and agrees that, unless compelled by legal process, Employee will not disclose to any third party and will keep confidential all such confidential and proprietary information received, developed or learned by Employee while employed by Employer, including without limitation information concerning Employer's products, procedures, policies, customers, sales, prices, financial information, technical information, network information, employee information, marketing strategies, and the terms of Employer's contracts with third parties. In addition, Employee agrees to delete from his laptop computer as soon as practicable following the date hereof, all confidential information relating to Employer.

      9. Employee agrees that for a period of three years from the Resignation Date, he will not directly or indirectly induce or attempt to induce any employee of the Employer to leave the employ of the Employer. Employee agrees that he will not now, or in the future, deliberately


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            disrupt, damage, injure or interfere with the business of Employer.

      10. Employee agrees that it will not now, or in the future, make any disparaging statements (whether oral or written) concerning Employer.

      11. In exchange for the consideration to be received by Employee hereunder, which Employee expressly acknowledges is sufficient and satisfactory, Employee agrees that for a period of one year from the Resignation Date, Employee agrees that he will not, directly or indirectly, own, manage, control, participate in, consult with, render services for or in any manner engage in any business in the Service Area (as defined below) which shall compete with any business conducted by the Employer on the Resignation Date. For purposes of this covenant, the term Service Area means all geographic areas in which the Company and its subsidiaries operate on the Resignation Date. Employee acknowledges that he fully understands the scope and meaning of this non-compete provision and agrees that it is reasonable in light of the circumstances.

      12. Employee hereby acknowledges and agrees that a violation of Section 8, 9, 10 or 11 will cause irreparable injury to Employer and Employer will be entitled, in addition to any other rights and remedies Employer may have at law or in equity, to seek an injunction enjoining and restraining Employee from doing or continuing to do any such violative act.

      13. This Agreement and any documents referred to herein shall, in all respects, be interpreted, enforced, and governed by and under the laws of the State of New Jersey.

      14. Employee acknowledges that nothing herein shall be interpreted to be an admission of liability by Employer.

      15. Employee agrees that all covenants contained in this Agreement shall survive its execution.

      16. If any provision of this Agreement is deemed to be invalid or unenforceable, the remainder of the Agreement shall not be affected, and a suitable and equitable provision shall be substituted for the invalid and unenforceable provision in order to carry out, as far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision.

      17. Employee acknowledges and agrees that no promises or representations were made to Employee by any person which do not appear written herein and that Employee has not relied on any such promise or representation. This Agreement contains the entire agreement of the parties on the subject matter thereof. This Agreement may not be modified except by a writing


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            signed by the parties or as provided in paragraph 16. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement with signatures by fax counting for all purposes as original signatures.

      18. Employee hereby acknowledges that Employee has read and understands this Agreement and that Employee signs this Agreement voluntarily, with full knowledge of any and all rights which he may have, and without coercion and was given the opportunity to review this Agreement with his attorney. Employee further acknowledges that the waivers Employee has made in this Agreement are knowing, conscious and voluntary and are made with full appreciation that Employee is forever foreclosed from pursuing any of the claims so waived. After having sufficient time to carefully read all the terms and conditions of this Agreement, Employee affirms that he completely understands the same, as well as their consequences. Employee expressly acknowledges that he has been informed that he can, and must, seek legal counsel before signing this Agreement, and that a reasonable time of at least twenty-one (21) days has been given to read, examine, evaluate and seek legal counsel. If the Employee signs this Agreement prior to the expiration of the twenty-one (21) day period, the remainder of the period will be deemed as voluntarily and expressly waived by the Employee. The parties agree that Employee has a period of seven (7) days from the date this Agreement is signed to revoke the same. For such reason, the parties agree that any payments to be made to Employee hereunder will be made after the seven (7) day period has expired.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

JANUARY 19, 2005

CENTENNIAL COMMUNICATIONS CORP.

By: /s/ Michael J. Small
Title:   Chief Executive Officer

JOHN A. DE ARMAS

By: /s/ John de Armas


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                                    EXHIBIT 1

1. Side Letter. Benefits and other compensation described in letter agreement dated the date hereof and attached hereto.

2. Base Salary. Nine (9) months base salary ($213,750) to be paid to Employee over a 9-month period following the Transition Period (as defined in the Side Letter), in accordance with the Employer's customary payroll practices and subject to applicable tax withholdings.

3. Medical Benefits. Employer will continue to cover Employee under its medical and dental benefits programs in accordance with prior practice and subject to customary Employee contributions until the earlier to occur of
      (i) the 1-year anniversary of the Resignation Date or (ii) the date that Employee has obtained similar benefits from a subsequent employer. Employee will notify Employer promptly upon the occurrence of clause (ii) above.

4. Bonus. Employee shall be paid his accrued bonus for fiscal year 2005 in the aggregate amount of $166,667, at such time as other executive officers of Employer are paid their fiscal year 2005 bonuses.

5. Miscellaneous Costs. Employee shall be reimbursed in an amount not to exceed $10,000 for his actual and documented costs incurred in connection with relocation, job placement and other similar transition costs. All receipts for such expenses must be submitted to the Chief Executive Officer prior to May 31, 2005.

6. Reimbursement of Business Expenses. Employer shall reimburse Employee for any and all outstanding reasonable business expenses in accordance with Employer's policies incurred by Employee through the Resignation Date.

7. Personal Property. Employee shall be permitted to maintain possession of his laptop computer and his wireless telephone. Employee will begin paying monthly charges on such wireless phone, effective April 15, 2005.


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                         CENTENNIAL COMMUNICATIONS CORP.

January 19, 2005


Dear Mr. de Armas:

This letter is being delivered to you in connection with the Severance Agreement and General Release (the "Release Agreement") dated the date hereof. Capitalized terms used herein and not defined herein have the meanings given to such terms in the Release Agreement.

Notwithstanding any provision in the Release Agreement to the contrary, during the period of time from the Resignation Date to the 3-month anniversary of the Resignation Date (the "Transition Period"), Employee shall continue as an employee of Employer. In consideration for the services to be performed by Employee to Employer during the Transition Period, Employee shall continue to receive payment of his current base salary at a rate of $285,000 per annum (or $71,250 for such 3-month period), paid bi-weekly in accordance with past practice. In addition, during the Transition Period, Employee may exercise any stock options in accordance with the terms of his option agreements. Except as expressly provided herein or in the Release Agreement (including the exhibits), Employee shall be entitled to no other compensation or other payments from Employer.

Employee has voluntarily elected during the Transition Period that he does not wish to participate in Employer's 401K plan, stock purchase plan or any other Employee benefit plan.

On the 3-month anniversary of the Resignation Date, Employee shall, without any further action on the part of Employee or Employer, be deemed to have been terminated from the employ of Employer (such date being referred to as the "Termination Date"). Accordingly, Employee shall have three months from the Termination Date to exercise any vested stock options.


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During the Transition Period, Employee agrees to make himself available to
Employer for such purposes as Employer may reasonably request. During the Transition Period, Employee agrees that he (1) is not an officer of Employer,
(2) has no authority to bind Employer to any contract or agreement (whether oral or written) or to assume or create any obligation or responsibility, express or implied, on behalf of or in the name of Employer and (3) will not hold himself out as having any such authority.

CENTENNIAL COMMUNICATIONS CORP.

By: /s/  Michael J. Small
Title:    Chief Executive Officer

Accepted and Agreed
as of the date first above written


JOHN DE ARMAS

By: /s/ John de Armas


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